EARNINGS PER SHARE SCHEDULE

    Calculation of net income

         Net Income (loss)                                 ($31,306)
         Assumed interest expense reduction                       0
         Assumed interest income increase                         0
                                                           ---------
                                                           ($31,306)
                                                           =========

    Calculation of weighted average number of shares
         Weighted average shares outstanding                 983,750
         Common stock equivalents                                  0
                                                           ----------
                                                             983,750
                                                           ==========
         Net income (loss) per share
                                                             ($0.032)
                                                           ==========